EX-33.2
(logo) DOWNEY SAVINGS
downeysavings.com


Management Assessment

March 17, 2008

Management of Downey Financial Corp. and subsidiaries (the Company) is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans issued on or after January 1, 2006 (the Platform), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C), 1122(d)(3)(ii)-(iii), 1122(d)(4)(x)(B),
1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2007. The Company asserts to servicing criterion 1122(d)(4)(i) only as it relates to the Company's obligation to request and obtain collateral files from a third party custodian in accordance with the transaction agreements and to servicing criterion 1122(d)(4)(ii) only as it relates to the Company's obligation to return collateral files to the third party custodian in accordance with the transaction agreements. With respect to applicable servicing criteria 1122(d)(4)(i)-(ii) and 1122(d)(4)(vi), there were no activities performed during the year ended December 31, 2007 with respect to the Platform, because there were no occurrences of events that would require the Company to perform activities. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria 1122(d)(4)(vii) and 1122(d)(4)(xi)-(xiii), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Company's management has assessed the effectiveness of the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2007. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2007, the Company has complied in all material respects with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.


/s/ John Amador
John Amador
Senior Vice President,
Loan Servicing Manager


/s/ Cliff Piscitelli
Cliff Piscitelli
Executive Vice President,
Asset Management Director



(logo) EQUAL HOUSING LENDER

Downey Savings and Loan Association, F.A.
3501 Jamboree Road, P.O. Box 6000 * Newport Beach, California 92658-6000
* (949) 854-3100

(logo) FDIC INSURED


(page)


(logo) DOWNEY SAVINGS
downeysavings.com


APPENDIX A


#  Deal/Pool           Orig. Pool  Master          Securitization
                       Balance     Servicer        Date
                       (Approx.)

1  MALT 2006-1                $183 K      Wells Fargo     1/06
                                          (882)
2  Harborview 2006-2          $86 M       Wells Fargo     3/06
                                          (208)
3  MSTR 2006-01               $12 M       Wells Fargo     3/06
                                          (882)
4  MSTR 2006-02               $6 M        Wells Fargo     5/06
                                          (882)
5  Harborview 2006-6          $66 M       Wells Fargo     6/06
                                          (208)
6  MALT 2006-3                $2 M        Wells Fargo     6/06
                                          (882)
7  DSLA 2006-AR               $1.2 B      Wells Fargo     9/06
                                          (895)
8  MSTR 2006-3                $2 M        Wells Fargo     10/06
                                          (882)
9  Harborview 2006-13         $394M       Wells Fargo     12/06
                                          (895)
10 DSLA 2007-AR1              $795 M      Wells Fargo     2/07
                                          (895)
11 MARM 2007-HF1              $32 M       Wells Fargo     4/07
                                          (882)
12 MARM 2007-HF2              $14 M       Wells Fargo     7/07
                                          (882)
13 Harborview 2007-7          $442M       Wells Fargo     10/07
                                          (208)
14 MALT 2007-HF1              $530 K      Wells Fargo     10/07
                                          (882)
15 MASTR 2007-1               $2 M        Wells Fargo     10/07
                                         (882)




(logo) EQUAL HOUSING LENDER

Downey Savings and Loan Association, F.A.
3501 Jamboree Road, P.O. Box 6000 * Newport Beach, California 92658-6000
* (949) 854-3100

(logo) FDIC INSURED